Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 file numbers 33-61866 and 333-60984 and Form S-3 file number 333-67808.

                                                         /s/ ARTHUR ANDERSEN LLP

Rochester, New York
September 25, 2001